Collective Brands Reports Second Quarter 2010 Financial Results

Net Earnings $21 Million, up 13%; Earnings per Share, $0.32, up 10%; Net Sales up 1%; Wholesale Sales up 27%

TOPEKA, KS -- (Marketwire - September 01, 2010) - Collective Brands, Inc. (NYSE: PSS) today reported financial results for its second quarter ended July 31, 2010. Second quarter 2010 net earnings attributable to Collective Brands, Inc. were $21.1 million, or $0.32 per diluted share, compared to $18.7 million, or $0.29 per diluted share, in the second quarter of 2009.

Collective Brands' second quarter 2010 net sales increased 0.6% to $841.3 million. This was driven by sales growth of 26.9% from the Performance + Lifestyle Group ("PLG") Wholesale segment offset by Collective Brands' 5.0% comparable store sales(1) decline.

"Our earnings increased driven by strong performance in our wholesale and international businesses, but overall results were dampened by our Payless domestic business," said Matthew E. Rubel, Chairman, Chief Executive Officer and President of Collective Brands, Inc. "We anticipate continued strength in wholesale and international; and we are focused on fixing Payless controllables related to trend-right offerings, use of brands, and our breadth of assortment."

Consolidated Quarterly Results -- Selected unaudited financial data (dollars in millions, except per share data) for the 13 weeks ended July 31, 2010 and August 1, 2009:

                                             2nd Qtr  2nd Qtr
                                               2010     2009    Change
                                             -------  -------  --------
Net sales                                    $ 841.3  $ 836.3  $    5.0
Gross margin                                    34.4%    33.0%      140 bps
Operating margin                                 4.4%     3.9%       50 bps
Net earnings attributable to Collective
 Brands, Inc.                                $  21.1  $  18.7  $    2.4
Diluted earnings per share                   $  0.32  $  0.29  $   0.03

--  Net sales for the quarter increased $5.0 million due to global growth in PLG Wholesale led by Sperry Top-Sider, Saucony and Keds offset by the comparable store sales decline.
--  The gross margin rate increased 140 basis points primarily due to lower product costs as well as lower occupancy costs.
--  Operating margin increased 50 basis points as a result of higher net sales and gross margin expansion offset in part by higher selling, general and administrative (SG&A) expenses.

Inventory at the end of the second quarter was $497.5 million, up 7.7% versus the second quarter last year while aged inventory declined. The increase in inventory was driven by a greater mix of higher-priced product at Payless and accelerated growth in PLG brands. During the second quarter, Collective Brands added 24 new stores (14 Payless and 10 PLG), closed 19 stores (18 Payless and 1 PLG), and relocated 7 stores (6 Payless and 1 PLG).

                                Jul. 31,     May 1,   Jan. 30,    Aug. 1,
Retail Store Counts               2010       2010       2010       2009
                                ---------- ---------- ---------- ----------
Payless ShoeSource                   4,472      4,476      4,470      4,503
Performance + Lifestyle Group          385        376        363        360
                                ---------- ---------- ---------- ----------
Total Stores                         4,857      4,852      4,833      4,863
                                ========== ========== ========== ==========

As of July 31, 2010, the Company also franchised 23 Payless stores internationally (which are not reflected in the above totals).

Net debt(2) at the end of the second quarter was $434.4 million, a decline of $161.6 million from the prior year period. The Company used $4.2 million of cash during the second quarter to repurchase 250,000 shares of its stock. Capital expenditures were $46.8 million through the first half of 2010, virtually flat versus the same period last year. Free cash flow(2) through the first half of 2010 was $30.7 million, down $36.5 million from the prior year period. This was due largely to changes in working capital -- primarily higher inventory from the introduction of fitness, a mix shift towards boots, and growth at PLG Wholesale.

Quarterly Segment Results (dollars in millions)

                            2010        2009      $ Change     % Change
                          ---------   ---------   ---------    ---------
NET SALES
  Payless Domestic        $   508.0   $   546.8   ($   38.8)        (7.1%)
  Payless International       109.8       103.7         6.1          5.9%
  PLG Wholesale               174.7       137.7        37.0         26.9%
  PLG Retail                   48.8        48.1         0.7          1.5%
                          ---------   ---------   ---------    ---------
TOTAL                     $   841.3   $   836.3   $     5.0          0.6%
                          =========   =========   =========    =========

                             2010        2009     $  Change     % Change
                          ---------   ---------   ---------    ---------
OPERATING PROFIT
  Payless Domestic        $     6.8   $    24.1   ($   17.3)       (71.8%)
  Payless International        11.6         4.4         7.2        163.6%
  PLG Wholesale                22.9         7.3        15.6        213.7%
  PLG Retail                   (4.6)       (3.5)       (1.1)       (31.4%)
                          ---------   ---------   ---------    ---------
TOTAL                     $    36.7   $    32.3   $     4.4         13.6%
                          =========   =========   =========    =========

                             2010        2009      Change
                          ---------   ---------   ---------
OPERATING MARGIN
  Payless Domestic              1.3%        4.4%       (310)bps
  Payless International        10.6%        4.2%        640 bps
  PLG Wholesale                13.1%        5.3%        780 bps
  PLG Retail                   (9.4%)      (7.3%)      (210)bps
                          ---------   ---------   ---------
TOTAL                           4.4%        3.9%         50 bps
                          =========   =========   =========

--  Payless Domestic -- Net sales decreased due to a 6.4% comparable store sales decline and 43 fewer stores.  Lower store traffic, particularly in southwestern markets, contributed to lower sales as key footwear categories such as sandals, casuals, and canvas declined.  The decline was partially offset by sales gains in accessories and fitness footwear.  Operating margin decreased due primarily to the sales decline and expense deleverage.
--  Payless International -- Net sales were higher driven by a 3.3%
    comparable store sales increase as a result of both favorable foreign exchange rates in Canada and stronger business performance most notably in Ecuador.  In addition, the Company operated 12 more net new stores due to growth in Latin America.  Operating profit increased due to sales growth combined with gross margin expansion in every region.
--  PLG Wholesale -- Net sales increased 26.9% due to higher sales at
    Sperry Top-Sider, Saucony, and Keds domestically and internationally.
    Operating profit increased due to the higher sales which leveraged both cost of sales and SG&A expenses.  Amortization of intangible assets due to the acquisition of the Stride Rite Corporation was approximately $3 million, or $0.03 per share, in the quarter.
--  PLG Retail -- Net sales increased due to 25 more stores, largely offset by a 5.7% comparable store sales decline.  Operating profit declined due to the comparable store sales decline, higher markdowns, and increased marketing expense.

Outlook for Collective Brands

--  The Company intends to reduce its leverage ratio of Net Debt to
    EBITDA(2) to near 1x by the end of fiscal 2010.
--  Currently, the Company has a share repurchase authorization of
    $187 million, and it currently intends to repurchase shares to the extent permitted by its debt covenants.
--  The 2010 effective tax rate is expected to be approximately 18%
    excluding discrete events.
--  Depreciation and amortization for 2010 is expected to total approximately $140 million.
--  Capital expenditures in 2010 are expected to total approximately
    $100 million.
--  Year-end 2010 retail store count is expected to increase by approximately 20 stores, net of store closings.

                                          Open   Close   Change
                                         ------- ------- ------
Payless
  Payless Domestic                            60      80    (20)
  Payless International                       40      20     20
                                         ------- ------- ------
Payless Total                                100     100      0
PLG Total                                     20       0     20
                                         ------- ------- ------
Collective Brands Total                      120     100     20
                                         ======= ======= ======

In addition, the Company anticipates having a total of 35-40 franchise stores in six countries by year-end.

Notes to Financial Data

(1) Comparable store sales include Payless stores from all regions and PLG stores. The calculation excludes franchised stores.

(2) This release contains certain non-GAAP financial measures. These measures are included as a complement to results provided in accordance with GAAP because management believes these non-GAAP financial measures help explain underlying performance trends in Collective Brands' business and provide useful information to both management and investors. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. Please see the reconciliations of the non-GAAP financial measures after the condensed consolidated statements of cash flows. The measures used in this release are as follows:

EBITDA -- Defined as earnings before interest, taxes, depreciation and amortization. EBITDA provides useful information about the Company's operations because it eliminates the effect of invested capital on the Company's operating profit.

Free cash flow -- Defined as cash flow provided by operating activities less capital expenditures. Free cash flow provides useful information about the Company's liquidity, its ability to make investments and to service debt.

Net debt -- Defined as total debt minus cash and cash equivalents. Net debt provides useful information about the capacity of the Company to reduce its debt and improve its capital structure.

About Collective Brands and Forward-Looking Statements

Collective Brands, Inc. is a leader in bringing compelling lifestyle, fashion and performance brands for footwear and related accessories to consumers worldwide. Collective Brands, Inc. is the holding company for Payless ShoeSource, Collective Brands Performance + Lifestyle Group, and Collective Licensing International. Payless ShoeSource is the largest specialty family footwear retailer in the Western Hemisphere. It is dedicated to democratizing fashion and design in footwear and accessories and inspiring fun, fashion possibilities for the family at a great value. The Collective Brands Performance + Lifestyle Group markets lifestyle and performance branded footwear for children and adults sold primarily through wholesale and retail under well-known brand names including Stride Rite, Saucony, Sperry Top-Sider, Keds, and Robeez. Collective Licensing International is a leading youth lifestyle marketing and global licensing business. Information about, and links for shopping at, each of Collective Brands' units can be found at www.collectivebrands.com.

This release contains forward-looking statements. The statements in this news release regarding the business outlook, expected performance and forward-looking guidance, as well as other statements that are not historical facts, are forward-looking statements. The words "expected," "intends," and similar expressions are intended to identify forward-looking statements. Forward-looking statements are estimates and projections reflecting management's judgment based on currently available information and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. With respect to forward-looking statements, management has made assumptions regarding, among other things, customer spending patterns, weather, pricing, operating costs, the timing of various events and the economic and regulatory environment. A variety of factors could cause actual results and experience to differ materially from the anticipated results or expectations expressed in forward-looking statements. These risks and uncertainties that may affect the operations, performance, and results of Collective Brands' business include, but are not limited to, outcomes of current or future litigation including but not limited to intellectual property, employment litigation, and class actions; the inability to renew material leases, licenses, or contracts upon their expiration; the ability to identify and negotiate leases for new locations on acceptable terms or to terminate unwanted leases on acceptable terms; changes in consumer preferences, spending patterns and overall economic conditions; the impact of competition and pricing; changes in weather patterns; the financial condition of suppliers; changes in existing or potential duties, tariffs or quotas and the application thereof; changes in relationships between the U.S. and foreign countries as well as between foreign countries; changes in relationships between Canada and foreign countries; economic and political instability in foreign countries, or restrictive actions by the governments of foreign countries in which suppliers and manufacturers from whom the Company sources are located or in which the Company operates stores or otherwise does business; changes in trade, intellectual property, customs and/or tax laws; fluctuations in currency exchange rates, e.g. changes in the value of the dollar relative to the Chinese yuan or Canadian dollar; the ability to hire, train and retain associates; performance of other parties in strategic alliances; general economic, business and social conditions in the countries from which Collective Brands sources products, supplies or has or intends to open stores; the ability to comply with local laws in foreign countries; threats or acts of terrorism or war; strikes, work stoppages and/or slowdowns by unions that play a significant role in the manufacture, distribution or sale of product; changes in commodity prices such as oil; and other risks referenced from time to time in filings of ours with the Securities and Exchange Commission, including our annual report on Form 10- K for the year ended January 30, 2010 in Part I, Item 1A, "Risk Factors". Collective Brands believes these forward-looking statements are reasonable; however, you should not place undue reliance on forward-looking statements, which are based on current expectations and speak only as of the date of this release. Collective Brands is not obligated to publicly release any revisions to forward-looking statements to reflect events after the date of this release.

All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. Collective Brands does not undertake any obligation to release any revisions to such forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The unaudited condensed consolidated statements of earnings, balance sheets and statements of cash flows have been prepared in accordance with the Company's accounting policies as described in the Company's 2009 Form 10-K, on file with the Securities and Exchange Commission, are subject to reclassification and adjustments and should be read in conjunction with the 2009 Annual Report to Shareowners. In the opinion of management, this information is fairly presented and all adjustments (consisting only of normal recurring adjustments) necessary for a fair statement of the results for the interim periods have been included.

                          COLLECTIVE BRANDS, INC.
                    CONSOLIDATED STATEMENTS OF EARNINGS
                                (UNAUDITED)

(dollars and shares in
 millions, except per share
 data)                             13 Weeks Ended        26 Weeks Ended
                                --------------------  --------------------
                                July 31,   August 1,  July 31,   August 1,
                                  2010       2009       2010       2009
                                ---------  ---------  ---------  ---------

Net sales                       $   841.3  $   836.3  $ 1,720.1  $ 1,699.2

Cost of sales                       552.2      560.6    1,094.3    1,113.7

                                ---------  ---------  ---------  ---------
Gross margin                        289.1      275.7      625.8      585.5

Selling, general and
 administrative expenses            252.4      243.4      507.5      492.7

                                ---------  ---------  ---------  ---------
Operating profit from
 continuing operations               36.7       32.3      118.3       92.8

Interest expense                     12.2       15.2       25.6       31.6

Interest income                      (0.1)      (0.2)      (0.3)      (0.8)

Loss on early extinguishment of
 debt                                   -          -        0.8          -

                                ---------  ---------  ---------  ---------
Net earnings from continuing
 operations before income taxes      24.6       17.3       92.2       62.0

Provision (benefit) for income
 taxes                                2.6       (1.5)      14.2        4.9

                                ---------  ---------  ---------  ---------
Net earnings from continuing
 operations                          22.0       18.8       78.0       57.1

Loss from discontinued
 operations, net of income
 taxes                                  -          -          -       (0.1)

                                ---------  ---------  ---------  ---------
Net earnings                         22.0       18.8       78.0       57.0

Net earnings attributable to
 noncontrolling interests            (0.9)      (0.1)      (2.7)      (0.3)

                                ---------  ---------  ---------  ---------
Net earnings attributable to
 Collective Brands, Inc.        $    21.1  $    18.7  $    75.3  $    56.7
                                =========  =========  =========  =========

Basic earnings per share
 attributable to Collective
 Brands, Inc. common
 shareholders:
     Earnings per share from
      continuing operations     $    0.33  $    0.29  $    1.17  $    0.89
     Earnings per share from
      discontinued operations           -          -          -          -
                                ---------  ---------  ---------  ---------
Basic earnings per share
 attributable to Collective
 Brands, Inc. common
 shareholders                   $    0.33  $    0.29  $    1.17  $    0.89
                                =========  =========  =========  =========

Diluted earnings per share
 attributable to Collective
 Brands, Inc. common
 shareholders:
     Earnings per share from
      continuing operations     $    0.32  $    0.29  $    1.15  $    0.89
     Earnings per share from
      discontinued operations           -          -          -          -
                                ---------  ---------  ---------  ---------
Diluted earnings per share
 attributable to Collective
 Brands, Inc. common
 shareholders                   $    0.32  $    0.29  $    1.15  $    0.89
                                =========  =========  =========  =========

Basic weighted average shares
 outstanding                         63.5       63.1       63.5       63.1

Diluted weighted average shares
 outstanding                         64.2       63.1       64.4       63.1

                          COLLECTIVE BRANDS, INC.
                        CONSOLIDATED BALANCE SHEETS
                                (UNAUDITED)

                                                      July 31,   August 1,
(dollars in millions)                                   2010       2009
                                                      ---------  ---------

ASSETS:

Current assets:
    Cash and cash equivalents                         $   333.9  $   295.2
    Accounts receivable, net                              133.1      109.8
    Inventories                                           497.5      462.0
    Current deferred income taxes                          37.6       33.3
    Prepaid expenses                                       59.3       57.3
    Other current assets                                   20.0       23.4
    Current assets of discontinued operations                 -        0.7
                                                      ---------  ---------
Total current assets                                    1,081.4      981.7

Property and Equipment:
    Land                                                    6.9        7.9
    Property, buildings and equipment                   1,438.6    1,416.9
    Accumulated depreciation and amortization            (997.8)    (927.6)
                                                      ---------  ---------
    Property and equipment, net                           447.7      497.2

Intangible assets, net                                    437.0      436.1
Goodwill                                                  279.8      281.3
Deferred income taxes                                       7.1        5.6
Other assets                                               42.8       42.1
                                                      ---------  ---------

TOTAL ASSETS                                          $ 2,295.8  $ 2,244.0
                                                      =========  =========

LIABILITIES AND EQUITY:

Current liabilities:
    Current maturities of long-term debt              $     7.3  $     7.1
    Accounts payable                                      225.6      143.3
    Accrued expenses                                      168.7      176.4
    Current liabilities of discontinued operations            -        1.8
                                                      ---------  ---------
Total current liabilities                                 401.6      328.6

Long-term debt                                            761.0      884.1
Deferred income taxes                                      65.8       48.5
Other liabilities                                         222.4      259.8
Noncurrent liabilities of discontinued operations             -        0.3

Shareowners' equity:
    Collective Brands, Inc. shareowners' equity           817.4      697.1
    Noncontrolling interests                               27.6       25.6
                                                      ---------  ---------

Total shareowners' equity                                 845.0      722.7
                                                      ---------  ---------

TOTAL LIABILITIES AND SHAREOWNERS' EQUITY             $ 2,295.8  $ 2,244.0
                                                      =========  =========

                          COLLECTIVE BRANDS, INC.
              CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                (UNAUDITED)

                                                       26 Weeks Ended
                                                  ------------------------
                                                    July 31,    August 1,
  (dollars in millions)                               2010         2009
                                                  -----------  -----------

  OPERATING ACTIVITIES:
  Net earnings                                    $      78.0  $      57.0
  Loss from discontinued operations, net of
   income taxes                                             -          0.1
  Adjustments for non-cash items included in net
   earnings:
      Loss on impairment and disposal of assets           3.1          4.9
      Depreciation and amortization                      69.2         70.7
      Provision for losses on accounts receivable         0.5          1.0
      Share-based compensation expense                    8.9          8.8
      Deferred income taxes                               2.4         (4.4)
      Loss on early extinguishment of debt                0.8            -
      Other, net                                            -         (0.1)
  Changes in working capital:
      Accounts Receivable                               (38.6)       (11.4)
      Inventories                                       (54.0)        33.9
      Prepaid expenses and other current assets          (6.2)         9.6
      Accounts payable                                   32.2        (29.9)
      Accrued expenses                                  (16.0)       (23.2)
  Changes in other assets and liabilities, net           (2.8)        (1.9)
  Contributions to pension plans                            -         (1.4)
  Net cash provided by discontinued operations              -          0.4
                                                  -----------  -----------

  Cash flow provided by operating activities             77.5        114.1
                                                  -----------  -----------

  INVESTING ACTIVITIES:
  Capital expenditures                                  (46.8)       (46.9)
                                                  -----------  -----------

  Cash flow used in investing activities                (46.8)       (46.9)
                                                  -----------  -----------

  FINANCING ACTIVITIES:
  Repayment of debt                                     (81.3)       (22.1)
  Issuances of common stock                               8.1          0.5
  Purchases of common stock                             (14.1)        (0.8)
  Contributions by noncontrolling interests               1.5          3.8
  Distribution to noncontrolling interests               (6.0)        (2.2)
                                                  -----------  -----------

  Cash flow used in financing activities                (91.8)       (20.8)
                                                  -----------  -----------

  Effect of exchange rate changes on cash                 1.5         (0.5)

  (Decrease) increase in cash and cash
   equivalents                                          (59.6)        45.9

  Cash and cash equivalents, beginning of year          393.5        249.3
                                                  -----------  -----------
  Cash and cash equivalents, end of period        $     333.9  $     295.2
                                                  ===========  ===========

                          COLLECTIVE BRANDS, INC.
                       YEAR-TO-DATE SEGMENT RESULTS
                                (UNAUDITED)

                                  26 Weeks Ended
                               --------------------  ---------  ---------
                               July 31,   August 1,   Change     Change
(dollars in millions)            2010       2009        ($)        (%)
                               ---------  ---------  ---------  ---------
NET SALES
 Payless Domestic              $ 1,054.6  $ 1,117.6  $   (63.0)      (5.6%)
 Payless International             209.8      188.5       21.3       11.3%
 PLG Wholesale                     348.1      286.5       61.6       21.5%
 PLG Retail                        107.6      106.6        1.0        0.9%
                               ---------  ---------  ---------  ---------
TOTAL                          $ 1,720.1  $ 1,699.2  $    20.9        1.2%
                               =========  =========  =========  =========

OPERATING PROFIT
 Payless Domestic              $    56.1  $    66.3  $   (10.2)     (15.4%)
 Payless International              18.7        6.2       12.5      201.6%
 PLG Wholesale                      46.2       21.6       24.6      113.9%
 PLG Retail                         (2.7)      (1.3)      (1.4)    (107.7%)
                               ---------  ---------  ---------  ---------
TOTAL                          $   118.3  $    92.8  $    25.5       27.5%
                               =========  =========  =========  =========

                                July 31,   August 1,   Change
                                  2010      2009       (BPS)
                               ---------  ---------  ---------
OPERATING MARGIN
 Payless Domestic                    5.3%       5.9%       (60)
 Payless International               8.9%       3.3%       560
 PLG Wholesale                      13.3%       7.5%       570
 PLG Retail                         (2.5%)     (1.2%)     (130)
                               ---------  ---------  ---------
TOTAL                                6.9%       5.5%       140
                               =========  =========  =========

                          COLLECTIVE BRANDS, INC.
            CALCULATION OF NON-GAAP CONSOLIDATED FREE CASH FLOW
                                (UNAUDITED)

(dollars in millions)
                                                       26 weeks ended
                                                  -------------------------
                                                    July 31,    August 1,
                                                      2010         2009
                                                  ------------ ------------

Cash flow provided by operating activities        $       77.5 $      114.1
Less:  Capital expenditures                               46.8         46.9
                                                  ------------ ------------
Free cash flow                                    $       30.7 $       67.2
                                                  ============ ============

                          COLLECTIVE BRANDS, INC.
              CALCULATION OF NON-GAAP CONSOLIDATED NET DEBT
                                (UNAUDITED)

(dollars in millions)
                                                    July 31,    August 1,
                                                      2010         2009
                                                  ------------ ------------

Total debt:                                       $      768.3 $      891.2
Less:  cash and cash equivalents                         333.9        295.2
                                                  ------------ ------------
Net debt                                          $      434.4 $      596.0
                                                  ============ ============

Investment Community Contact:
James Grant
(785) 559-5321

Media Contact:
Mardi Larson
(612) 928-0202